Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz President and Chief Executive Officer

	Telephone:	(360) 828-0700

BBSI

ANNOUNCES FOURTH QUARTER 2007 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 1Q08 AND CONFERENCE CALL

VANCOUVER, WASHINGTON, February 8, 2008 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $3.9 million for the fourth quarter ended December 31, 2007, a decline of $1.3 million or 25.1% from net income of $5.2 million for the fourth quarter of 2006. Diluted earnings per share for the 2007 fourth quarter were $.34, as compared to diluted earnings per share of $.45 for the same quarter a year ago.

Net revenues for the fourth quarter ended December 31, 2007 totaled $81.8 million, an increase of approximately $15.0 million or 22.5% over the $66.8 million for the same quarter in 2006.

	(Unaudited)		(Unaudited)
($ in thousands, except per share amounts)	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
Results of Operations	2007	2006	2007	2006
Revenues:
Staffing services	$45,548	$32,766	$147,221	$123,500
Professional employer service fees	36,283	34,055	141,992	135,684
Total revenues	81,831	66,821	289,213	259,184
Cost of revenues:
Direct payroll costs	34,250	24,849	113,450	92,676
Payroll taxes and benefits	21,534	20,079	87,822	83,756
Workers’ compensation	10,590	6,240	29,031	27,199
Total cost of revenues	66,374	51,168	230,303	203,631
Gross margin	15,457	15,653	58,910	55,553
Selling, general and administrative expenses	10,043	8,140	34,688	31,604
Depreciation and amortization	372	341	1,387	1,306
Income from operations	5,042	7,172	22,835	22,643
Other income, net	732	812	3,083	2,847
Income before taxes	5,774	7,984	25,918	25,490
Provision for income taxes	1,859	2,755	9,112	9,154
Net income	$3,915	$5,229	$16,806	$16,336
Basic earnings per share	$.35	$.46	$1.49	$1.46
Weighted average basic shares outstanding	11,193	11,251	11,247	11,194
Diluted earnings per share	$.34	$.45	$1.44	$1.40
Weighted average diluted shares outstanding	11,555	11,680	11,654	11,671

Barrett Business Services, Inc.

News Release – Fourth Quarter 2007

February 8, 2008

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Year Ended
(in thousands)	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Staffing services	$45,548	$32,766	$147,221	$123,500
Professional employer services	248,251	241,065	968,576	916,898
Total revenues	293,799	273,831	1,115,797	1,040,398
Cost of revenues:
Direct payroll costs	246,530	230,555	935,697	869,410
Payroll taxes and benefits	21,534	20,079	87,822	83,756
Workers’ compensation	10,278	7,544	33,368	31,679
Total cost of revenues	278,342	258,178	1,056,887	984,845
Gross margin	$15,457	$15,653	$58,910	$55,553

Gross revenues of $293.8 million for the fourth quarter ended December 31, 2007 rose 7.3% over the similar period in 2006. For the year ended December 31, 2007, gross revenues of $1.12 billion increased 7.2% over the comparable 2006 period.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the fourth quarters ended December 31, 2007 and 2006:

	(Unaudited)
	Three Months Ended December 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2007	2006	2007	2006	2007	2006
Revenues:
Staffing services	$45,548	$32,766	$—	$—	$45,548	$32,766

Professional employer services	248,251	241,065	(211,968)	(207,010)	36,283	34,055
Total revenues	$293,799	$273,831	$(211,968)	$(207,010)	$81,831	$66,821
Cost of revenues	$278,342	$258,178	$(211,968)	$(207,010)	$66,374	$51,168

Barrett Business Services, Inc.

News Release – Fourth Quarter 2007

February 8, 2008

For the years ended December 31, 2007 and 2006:

	(Unaudited)
	Year Ended December 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2007	2006	2007	2006	2007	2006
Revenues:
Staffing services	$147,221	$123,500	$—	$—	$147,221	$123,500
Professional employer services	968,576	916,898	(826,584)	(781,214)	141,992	135,684
Total revenues	$1,115,797	$1,040,398	$(826,584)	$(781,214)	$289,213	$259,184
Cost of revenues	$1,056,887	$984,845	$(826,584)	$(781,214)	$230,303	$203,631

The following summarizes the unaudited consolidated balance sheets at December 31, 2007 and December 31, 2006.

Barrett Business Services, Inc.

News Release – Fourth Quarter 2007

February 8, 2008

	December 31,	December 31,
(in thousands)	2007	2006
Assets
Current assets:
Cash and cash equivalents	$62,779	$69,874
Marketable securities	1,717	3,159
Trade accounts receivable, net	36,673	31,328
Prepaid expenses and other	1,773	1,940
Deferred income taxes	5,471	4,699
Workers’ compensation receivables for insured claims	225	225
Total current assets	108,638	111,225
Marketable securities	417	406
Goodwill, net	41,508	27,536
Intangibles, net	119	75
Property, equipment and software, net	16,136	13,502
Restricted marketable securities and workers’ compensation deposits	2,750	2,616
Other assets	1,530	2,143
Workers’ compensation receivables for insured claims	3,896	4,678
	$174,994	$162,181

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,516	$1,545
Accrued payroll, payroll taxes and related benefits	33,553	33,372
Other accrued liabilities	1,064	516
Workers’ compensation claims liabilities	6,031	3,843
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	5,911	7,519
Total current liabilities	48,300	47,020
Customer deposits	752	817
Long-term workers’ compensation claims liabilities	4,021	5,295
Long-term workers’ compensation liabilities for insured claims	2,464	3,011
Deferred income taxes	5,038	1,545
Deferred gain on sale and leaseback	671	793
Stockholders’ equity	113,748	103,700
	$174,994	$162,181

Barrett Business Services, Inc.

News Release – Fourth Quarter 2007

February 8, 2008

Outlook for First Quarter 2008

The Company also disclosed today limited financial guidance with respect to its operating results for the first quarter ending March 31, 2008. The Company expects gross revenues for the first quarter of 2008 to range from $263 million to $268 million, as compared to $257.5 million for the first quarter of 2007, and anticipates diluted earnings per share for the first quarter of 2008 to range from $.08 to $.12 per share, as compared to $.15 per share for the same period a year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the first quarter of 2008 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

On February 8 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss fourth quarter 2007 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 34721913. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Friday, February 8, 2008 at 12:00 p.m. PT and ending on February 15, 2008. To listen to the recording, dial (800) 642-1687 and enter conference identification code 34721913.

Statements in this release about future events or performance, including gross revenues and earnings expectations for the first quarter of 2008, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets and the collectibility of accounts receivable, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2006 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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